     As filed with the Securities and Exchange Commission on January 16, 1998
                              Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
      ---------------------------------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MET-PRO CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                           3490                   23-1683282
(State or other jurisdiction of      (Primary Standard          (I.R.S. Employer
 incorporation or organization)   Industrial Classification  Identification No.)
                                        Organization)

                                160 Cassell Road
                        Harleysville, Pennsylvania 19438
                                 (215) 723-6751
               (Address, including zip code, and telephone number,
        including area code of registrant's principal executive offices)

                           William L. Kacin, President
                                160 Cassell Road
                        Harleysville, Pennsylvania 19438
                                 (215) 723-6751
                 (Name, address, zip code and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

                          Jeffrey H. Nicholas, Esquire
                     Fox, Rothschild, O'Brien & Frankel, LLP
                           997 Lenox Drive, Building 3
                             Lawrenceville, NJ 08648


                         Calculation of Registration Fee

---------------------------------------------------------------------------------------------
Title of each class     Proposed        Proposed        Proposed maximum
of securities to be   Amount to be   maximum offering   aggregate offering      Amount of
   registered         registered    price per unit (1)      price(1)         registration fee
---------------------------------------------------------------------------------------------
Common Stock           350,000(2)       $15.60            $5,460,000           $1,610.70
---------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average of the high and low prices reported on the American Stock Exchange on January 12, 1998.

(2) There are also being registered an indeterminate number of additional shares of Common Stock as may be required by the anti-dilution provisions of the 1997 Stock Option Plan.

EXPLANATORY NOTE

This Registration Statement contains two parts: the first part contains a Prospectus prepared in accordance with the requirements of Part 1 of Form S-3 (in accordance with Section C of the General Instructions to Form S-8) for the re-offer and re-sale of Common Stock of the Company to be issued upon exercise of options granted or to be granted under the Company's 1997 Stock Option Plan and offered and sold by certain Control Persons (as hereafter defined).

The second part contains information required in the Registration Statement pursuant to Form S-8.

                              Re-offer Prospectus
                     ---------------------------------------

                              MET-PRO CORPORATION

                     ---------------------------------------

                               350,000 shares of
                                  Common Stock

                     ---------------------------------------

This Prospectus is being used in connection with the offering from time to time by certain shareholders (the "Selling Shareholders") of Met-Pro Corporation (the "Company") of shares of Common Stock, par value $0.10 per share (the "Common Stock") of the Company which may be acquired pursuant to the exercise of options (the "Options") granted from time to time to certain persons associated with the Company under the 1997 Met-Pro Corporation Stock Option Plan (the "Plan") who, at the time of reoffer and resale, are "Control Persons" of the Company, as hereafter defined. A "Control Person" is any Company director or executive officer, or any person who is the beneficial owner of more than ten percent (10%) of the Company's outstanding shares of Common Stock. As of the date of the filing of this Prospectus with the Securities and Exchange Commission, Options to purchase 20,000 shares of Common Stock are held by Control Persons. The Company will receive $12.00 per share upon the exercise of these currently outstanding Options. The Company will not receive any of the proceeds from the sale of the Common Stock by the Selling Shareholders. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Shareholders in connection with the sale of the Common Stock will be borne by them.

The Company is not aware of any underwriting arrangements with respect to the sale by the Selling Shareholders of any of the Common Stock offered herein.

The Selling Shareholders and any broker-dealers that act in connection with the sale of the Common Stock hereunder might be deemed to be "Underwriters" within the meaning of Section 2(11) of the Securities Act. Any commissions received by them and any profit realized on the resale of Common Stock as principals might be deemed to be underwriting compensation under the Securities Act of 1933.

Any broker-dealer acquiring Common Stock from a Selling Shareholder may sell the Common Stock either directly, in its normal market-making activities, through or to other brokers on a principal or agency basis, or to its customers. Any such sales may be at prices then prevailing on the American Stock Exchange, at prices related to such prevailing market prices, at negotiated prices or at prices reflecting the application of a combination of such methods.

The Common Stock is quoted on the American Stock Exchange under the symbol "MPR". On January 15, 1998, the closing price of the Common Stock, as reported by the American Stock Exchange, was $16.


                   ------------------------------------------


            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
               THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                SECURITIES COMMISSION NOR HAS THE SECURITIES AND
             EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





                 The date of this Prospectus is January 16, 1998

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at 7 World Trade Center, 13th Floor, New York, NY 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is quoted on the American Stock Exchange. Such reports, proxy and information statements and other information can also be inspected and copied at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006.

The Company has filed a registration statement on Form S-8 (herein, together with all amendments and exhibits thereto, referred to as the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF INFORMATION BY REFERENCE

The following documents, filed with the Commission (File No. 001-07763) pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:
(i) Annual Report on Form 10-K of the Company for the fiscal year ended January 31, 1997; (ii) Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997, July 31, 1997 and October 31, 1997; and (iii) Proxy Statement of the Company relating to the annual meeting of shareholders held on June 4, 1997.

All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to this Prospectus shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Met-Pro Corporation, 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438; Attn:
Gary J. Morgan, Secretary, telephone (215) 723-6751.

                               TABLE OF CONTENTS


    Description                                     Page No.
    -----------                                     --------

The Company                                            4

The Offering                                           6

Use of Proceeds                                        6

Selling Shareholders                                   6

Description of Common Stock                            7

Plan of Distribution                                   7

Indemnification                                        7

Legal Matters                                          8

Experts                                                8

                                   THE COMPANY

Met-Pro Corporation (the "Company") was organized in 1967 and has grown both internally and through acquisitions. It designs, manufactures and distributes products sold for pollution control and fluid handling. The Company operates through eight divisions and two wholly-owned subsidiaries.

The Stiles-Kem Division is a leading manufacturer of specialty chemicals for the control of lead and copper leaching, scale, and the discoloration of drinking water caused by the presence of iron and manganese in the source water. Stiles-Kem Division's products for drinking water treatment are food grade and are certified to meet existing state, federal and ANSI/NSF standards for health effects in drinking water. The products are manufactured in the Company's plant in Waukegan, Illinois and are distributed through a network of dealers and distributors located in the United States, Mexico and Canada.

The Sethco Division, located on Long Island, New York, designs, manufactures and sells corrosion resistant pumps, filter chambers and filter systems with flow rates to about 200 gallons per minute. These products are used in waste water treatment systems and fume scrubbers for pollution control. They are also widely used in the metal finishing industry, electronics industry and chemical processing industry. Sethco products are sold through a network of non-exclusive distributors, as well as to original equipment manufacturers and catalog houses.

The Mefiag Division, operating through a subsidiary, Mefiag B.V., in Heerenveen, Holland, and through a division located in Harleysville, PA., designs and manufactures filter systems utilizing horizontal disc technology for superior performance, particularly in high efficiency and high-flow applications in the plating and metal finishing industries and elsewhere. Worldwide sales are accomplished through qualified, market-based distributors and original equipment manufacturers located throughout Europe, the United States, South America and other major markets.

The Systems Division, located in Westchester, PA., designs, manufactures and installs major air and water pollution control systems. Systems Division's air pollution control capabilities include: carbon adsorption systems for the concentration and recovery of volatile solvents, thermal and catalytic oxidation systems and the supply of abatement catalysts. These systems are custom engineered for clients in the automotive, aerospace and furniture industries. These products also have a variety of applications in the painting, pharmaceutical, chemical, electronics, food processing and printing industries. Systems Division also manufactures a full range of catalytic converters for stationary engines and cogeneration plants to greatly reduce smog producing and toxic gases, such as NOx, CO and residual hydrocarbons, which are emitted from these sources.

The Duall Division is a leading manufacturer of industrial and municipal air pollution control equipment. Its major products include odor control systems, fume and emergency gas scrubbers, stripping towers and exhaust fans and plating and process tanks. All equipment is fabricated from corrosion resistant materials in the Company's Owosso, Michigan manufacturing facilities. Services include pilot studies, engineering, installation and performance testing. Duall products are sold both domestically and internationally to the metal finishing, waste water treatment, composting, food processing, chemical, printed circuit, semiconductor, pharmaceutical, battery manufacturing and groundwater remediation markets. Over ninety factory trained manufacturer's representatives sell Duall's systems to industrial and municipal clients.

The Keystone Filter Division is an established custom pleater and cartridge manufacturer in the United States. It provides custom designed and engineered products which are currently used in such diverse applications as the nuclear power industry, as components in medical equipment and in indoor air quality equipment. It also provides standard filters for water purification and industrial applications.

The Fybroc Division is a world leader in the manufacture of fiberglass reinforced pumps. These pumps provide excellent corrosion resistance for tough applications including pumping of acids, brines, caustics, bleaches and a wide range of waste liquids. Fybroc pumps are sold to many markets including the chemical, steel, pulp and paper, electric utility, aquaculture, aquarium, and industrial and municipal waste treatment industries. Sales, engineering, and customer service are provided through a worldwide distributor network.

The Dean Pump Division designs and manufactures high quality pumps that handle a broad range of industrial applications. Users such as the chemical, petrochemical, refinery, pharmaceutical, plastics, pulp and paper, and food processing industries choose Dean Pump products particularly for their high temperature applications. The Company's manufacturing facility in Indianapolis, Indiana produces pumps which are sold through an extensive network of distributors.

Strobic Air Corporation, a wholly-owned subsidiary acquired on September 12, 1996, is located in a 73,000 sq. ft. facility situated on 17 acres in Harleysville, PA. Strobic designs, manufactures and holds patents on specialty blowers and industrial fans for applications including laboratories, hospitals, semi-conductor manufacturing clean rooms, pharmaceutical manufacturing and chemical and petrol-chemical plants.

The Company's principal executive offices are located at 160 Cassell Road, P.O. Box 144, Harleysville, PA 19438, and its telephone number is (215) 723-6751.

                                  THE OFFERING

This offering relates to the re-offer and re-sale of Common Stock of the Company acquired upon the exercise of Options granted under the Company's 1997 Stock Option Plan by persons who, at the time of the re-offer and re-sale, are members of the Company's Board of Directors, executive officers of the Company, or beneficial owners of ten (10%) percent or more of the Company's Common Stock.

                                 USE OF PROCEEDS

The net proceeds from the sale of the Common Stock offered hereby will be received by the Selling Shareholders. The Company will not receive any proceeds from any sale of the Common Stock by the Selling Shareholders.

The Company will receive proceeds, however, from the exercise of Options granted to Selling Shareholders. At present, the Company has granted Options covering 20,000 shares of Common Stock to the Selling Shareholders which would result in proceeds to the Company of $240,000 upon the exercise thereof. The proceeds received by the Company upon exercise of such Options are expected to be used for general corporate purposes and to be available as working capital.

                              SELLING SHAREHOLDERS

The following table sets forth (i) the name of each Selling Shareholder, (ii) the nature of any position, office or other material relationship which each such Selling Shareholder has had with the Company or any of its affiliates within the last three (3) years, (iii) the number of shares of Common Stock offered for each Selling Shareholder's account, and (iv) the number of shares of Common Stock and the percentage owned by each such Selling Shareholder after completion of the offering, assuming that all of the Common Stock offered pursuant to this Prospectus is sold.

                                            Number of Shares     Number of Shares        Percent of
                        Position With      Benefically Owned      Covered by this       Shares Owned
Selling Shareholder      The Company       Prior to Offering         Prospectus         Post-Offering
-------------------     -------------      ------------------    ----------------       -------------
Walter A. Everett         Chairman             64,961(1)              10,000(1)               *

Richard P. Klopp          Director             71,603(1)              10,000(1)               *

------------------
(1) Includes 10,000 shares of Common Stock that may be acquired upon the exercise of presently exercisable Options granted under the Company's 1997 Stock Option Plan.

* Less than 1%.

                           DESCRIPTION OF COMMON STOCK

The Company's certificate of incorporation authorizes the issuance of up to 18,000,000 shares of Common Stock, par value $.10 per share. The holders of Common Stock (i) have equal rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company;
(ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of the affairs of the Company; (iii) do not have preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one vote per share on all matters upon which shareholders may vote at all meetings of shareholders. All shares of Common Stock now outstanding are fully paid and non-assessable. The holders of shares of Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. Directors are divided into three classes. Each year, one class is elected to hold office for the next three years.

The transfer agent for the Company's Common Stock is Chemical Mellon Shareholder Services, L.L.C., Overpark Center, 85 Challenger Road, Ridgefield Park, NJ 07660.

                              PLAN OF DISTRIBUTION

Any distribution of the Shares by the Selling Shareholders, or by permitted pledgees, donee, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or re-allowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the American Stock Exchange, or on one or more exchanges on which the Common Stock is then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; or (c) directly or through brokers or agents in private sales at negotiated prices, or by any other legally available means.

The Selling Shareholders and such underwriters, brokers, dealers or agents, upon effecting a sale of Shares, may be considered "underwriters" as that term is defined by the Securities Act.

Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, and discounts or concessions may be allowed or re-allowed or paid to dealers, and brokers or agents participating in such transaction may receive brokerage or agent's commissions or fees.

At the time a particular offering of Shares is made, to the extent required, a Prospectus Supplement will be distributed which will set forth the amount of Shares, the offering price paid by an underwriter for Shares purchased from the Selling Shareholders, any discounts, commissions and other items constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to dealers.

The Company has advised the Selling Shareholders that Rules 10b-5, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market. The Company has made available to the Selling Shareholders copies of these rules, and has informed the Selling Shareholders of the possible need for them to deliver copies of this Prospectus in connection with their resale of the Common Stock. The Selling Shareholders may indemnify any broker-dealer that participates in transactions involving sale of the Common Stock against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer, and, if any such broker-dealer purchases Common Stock as a principal, any profits received on the resale of such Common Stock, may be deemed to be underwriting discounts and commissions under the Securities Act.

Any Common Stock which qualifies for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

There can be no assurance that the Selling Shareholders will sell all or even any of the Common Stock which may be offered by them or any of them hereunder.

                                INDEMNIFICATION

The Company's Certificate of Incorporation and By-Laws, as amended, contain provisions that provide for the indemnification of its directors and officers to the fullest extent permitted by law. The Company's Certificate of Incorporation also contains a provision that limits the personal liability of its directors to the Company or its shareholders to the fullest extent permitted by law.

In addition, the Company maintains insurance against certain liabilities incurred by directors and officers of the Company while serving in their capacities as such.

Reference is hereby made to Section 145 of the Delaware General Corporation Law relating to indemnification of directors, officers, employees and agents of a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                 LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Fox, Rothschild, O'Brien & Frankel, LLP. Members of such firm own less than 1% of the Company's issued and outstanding shares of Common Stock.

                                    EXPERTS

The financial statements and the related supplemental schedules of the Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 1997 have been audited by Margolis & Company P.C., independent accountants, as stated in its report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm, given upon its authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

The following documents, filed with the Securities and Exchange Commission (File No. 001-07763) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration
Statement: (i) the Annual Report on Form 10-K of Met-Pro Corporation (the "Company") for the fiscal year ended January 31, 1997; (ii) the Quarterly Reports on Form 10-Q for the quarters ended April 30, 1997, July 31, 1997 and October 31, 1997; and (iii) the "Description of Common Stock" contained in the Company's Registration Statement on Form S-3 (File No. 333-13929).

All other documents filed by the Company subsequent to the date hereof pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.           Indemnification of Directors and Officers.

The Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Act (the "Delaware Act") which eliminate or limit the personal liability of a director to the Company or its shareholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the Delaware Act, the Company may, and in certain circumstances shall, indemnify each of its directors and officers against expenses (including reasonable costs, disbursements and counsel fees) in connection with any proceeding involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The determination of whether indemnification is proper under the circumstances, unless made by a court, shall be made by a majority of a quorum of disinterested members of the Board of Directors, independent legal counsel or the shareholders of the Company. The Company's by-laws provide for indemnification of officers and directors in accordance with the Delaware General Corporation Act. The

Company has purchased directors and officers liability insurance providing for up to $3,000,000 of coverage, subject to certain deductibles.

Item 8.     Exhibits.

Exhibit
Number                  Description                                   Filing
-------                 -----------                                   ------

5              Opinion and consent of Fox, Rothschild,
               O'Brien and Frankel, LLP, as to the legality of the securities registered

23(a)          Consent of Margolis & Company P.C.

23(b) Consent of counsel is contained in the opinion of counsel filed as Exhibit 5

24             Powers of Attorney

Item 9.     Undertakings.

The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Harleysville, Commonwealth of Pennsylvania, on this 15th day of January, 1998.

                                    MET-PRO CORPORATION


                                    BY:      /s/ William L. Kacin
                                             ----------------------------------
                                             William L. Kacin
                                             President, Chief Executive Officer
                                             and Director (principal executive
                                             officer)

Know all men by these presents, that each person whose signature appears below constitutes and appoints William L. Kacin and Gary J. Morgan, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commission or bureau, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

DATE                           NAME AND TITLE                SIGNATURE
----                           --------------                ---------

January 15, 1998             Walter A. Everett
                             Chairman of Board
                             of Directors              /s/ Walter A. Everett
                                                       -------------------------

January 15, 1998             Nicholas DeBenedictis
                             Director                  /s/ Nicholas DeBenedictis
                                                       -------------------------

January 15, 1998             Thomas F. Hayes
                             Director                  /s/ Thomas F. Hayes
                                                       -------------------------

January 15, 1998           Richard P. Klopp
                           Director                    /s/ Richard P. Klopp
                                                       -------------------------

January 15, 1998           Alan Lawley
                           Director                    /s/ Alan Lawley
                                                       -------------------------

January 15, 1998           Gary J. Morgan
                           Vice President-Finance
                           Secretary and Treasurer
                           (principal financial and
                           accounting officer)         /s/ Gary J. Morgan
                                                       -------------------------